UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2011

MasterCard Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-32877	13-4172551
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Purchase Street Purchase, New York		10577
(Address of principal executive offices)		(Zip Code)

(914) 249-2000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2011 annual meeting of stockholders (the “Annual Meeting”) of MasterCard Incorporated (the “Company”) was held on June 7, 2011. Only holders of the Company’s Class A common stock, par value $0.0001 (“Class A common stock”), at the close of business on April 13, 2011 (the “Record Date”) were entitled to vote at the Annual Meeting. A total of 100,420,961 shares of Class A common stock, constituting a quorum, were represented in person or by proxy at the Annual Meeting. The votes cast with respect to the matters voted upon at the Annual Meeting are set forth below:

1. The holders of Class A common stock re-elected the following four director nominees to serve on the Company’s Board of Directors as directors for a one-year term expiring on the date of the Company’s 2012 annual meeting of stockholders:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Marc Olivié	93,512,595	1,458,512	237,911	5,211,943
Rima Qureshi	94,224,026	745,209	239,783	5,211,943
Mark Schwartz	94,201,814	768,394	238,810	5,211,943
Jackson P. Tai	94,061,165	865,940	281,913	5,211,943

2. The holders of Class A common stock approved the compensation of MasterCard’s named executive officers on an advisory basis:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
89,431,557	5,360,271	417,190	5,211,943

3. The following votes were cast by holders of Class A common stock with respect to the advisory vote on how frequently to hold an advisory vote to approve executive compensation:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
82,098,967	3,332,007	9,391,679	386,365	5,211,943

In light of the voting results on this advisory proposal, and consistent with the Company’s Board of Directors’ recommendation, the Board has determined that the Company will hold an advisory vote on executive compensation on an annual basis.

4. The holders of Class A common stock ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for 2011:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
98,901,697	1,273,329	245,935	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCARD INCORPORATED

Date: June 7, 2011	By	/s/ Noah J. Hanft
Noah J. Hanft General Counsel and Corporate Secretary

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